Exhibit 99.1

           PHOTOMEDEX XTRAC(R) RECEIVES FAVORABLE POLICY DECISION FROM
                                UNITEDHEALTHCARE

MONTGOMERYVILLE, Pa., July 7 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq:
PHMD) today announced that UnitedHealthcare, a leading healthcare provider serving more than 18 million individual customers around the world, has adopted a medical policy covering medically necessary treatment of mild to moderate psoriasis using the PhotoMedex XTRAC(R) laser system. UnitedHealthcare is a part of UnitedHealth Group, a diversified Fortune 100 company. The policy decision was effective as of June 21, 2005 and includes Oxford Health Plans, as well, which was recently acquired by UnitedHealthcare.

Jeff O'Donnell, CEO of PhotoMedex, said, "The adoption of a policy by UnitedHealthcare approving the treatment of mild to moderate psoriasis with our XTRAC laser is a milestone for our Company and we believe great news for the millions of people around the country who suffer from psoriasis. For PhotoMedex, insurance reimbursement is an important business driver as it provides physicians and patients with a clinically proven and effective treatment for their disease management. It is our understanding that UnitedHealthcare performed an extensive technology assessment that included input from the American Academy of Dermatology and the National Psoriasis Foundation as well as from independent technology rating organizations in arriving at their decision to consider XTRAC treatments as a proven benefit. This review of the XTRAC adds to those performed by all of the other national insurers and many regional managed care organizations underscoring the value of our laser system to psoriasis sufferers. We look forward to being able to provide the XTRAC treatment to UnitedHealthcare members and to continuing our work to make the XTRAC a covered benefit by all insurance companies."

Continuing, O'Donnell added: "The adoption of a policy by UnitedHealthcare and Oxford adds to previously announced decisions from Aetna, Cigna, the Blue Cross Blue Shield Plans of WellPoint, Anthem, Carefirst, Regence and other individual Blue Cross Blue Shield Plans in many states and many other private insurers."

UnitedHealthcare, along with its sister company Uniprise Solutions, provides access to high-quality care from more than 470,000 physicians and 4,500 hospitals across all 50 states and in four international markets.

Member physicians can access the medical policy covering the XTRAC(R) at www.uhc.com.

About PhotoMedex:

PhotoMedex provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition as a result of the merger with ProCyte, PhotoMedex now develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. The Company sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena(R), a Johnson & Johnson company. ProCyte brands include Neova(R), Ti-Silc(R), VitalCopper(R), Simple Solutions(R) and AquaSante(R).

Some portions of the press release, will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such information in the press release should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward looking statements will be achieved.

     Contact:  Allen & Caron                      PhotoMedex, Inc.
               Matt Clawson (investors)           Dennis McGrath, CFO
               949-474-4300                       215-619-3287
               matt@allencaron.com                info@photomedex.com

SOURCE  PhotoMedex, Inc.
    -0-                             07/07/2005
    /CONTACT: Dennis McGrath, CFO, PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com; or Matt Clawson, Investors, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc./
    /Web site:  http://www.uhc.com /